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                                                                   Exhibit 10.10
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                                   SUBLEASE
                                      TO
                  3151 Coronado Drive, Santa Clara, CA 95054


1. PARTIES. This Sublease, dated, for reference purposes only, May 1, 1998, is made by and between Hyundai Electronics America, a California Corporation (herein called "Sublessor") and ChipPAC, Inc., a California Corporation (herein called "Sublessee").

2. PREMISES. Sublessor hereby subleases and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, a forty-one thousand, eight hundred fifty (41,850) square foot portion of that certain real property situated in the County of Santa Clara, State of California commonly known described as 3151 Coronado Drive, Santa Clara, California 95054. Said real property, including the land and all improvements thereon, is hereinafter called the "Premises".

3.   TERM.

3.1 Length. The term of this Sublease shall be for three (3) years and one (1) month commencing on May 1, 1998 and ending on May 31, 2001 unless sooner terminated pursuant to any provision hereof.

3.2 Delay In Commencement. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of the Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT. Sublessee shall pay to Sublessor as rent for the Premises for May through December, 1998 the sum of three hundred seventy-four thousand, seventy-six dollars and sixteen cents ($374,076.16), of which ninety-two thousand, five hundred forty-three dollars and four cents ($92,543.04) is designated as operating expenses. Any shortfalls of pro rata operating expenses allocable to Sublessee will be paid by the Sublessee to the Sublessor. The Sublessor's allocations of operating expenses between Sublessees shall be made in accordance with the provisions of Section 7.2 "Basic Operating Cost" of the Master Lease. Beginning January 1, 1999, through the end of the Sublease, Sublessee shall pay the Sublessor in advance on the first day of each month of the term hereof thirty-five thousand, five hundred seventy-two dollars and fifty cents ($35,572.50) plus its prorated share of any other rents which Sublessor may owe to Master Lessor pursuant to the Master Lease which at this time are calculated to be twelve thousand, seven hundred eighty-eight dollars and ninety-nine cents ($12,788.99) per month for operating costs and eight hundred, eighty dollars and nineteen cents ($880.19) per month for Tenant improvement amortization. Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment; provided, however, that if Sublessee uses a disproportionate amount of any utility, Sublessee shall pay for that additional share. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. Any rent paid by Sublessee to Sublessor shall be used exclusively to pay rent to Master Lessor.

     Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment; provided, however, that if Sublessee uses a

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     disproportionate amount of any utility, Sublessee shall pay for that additional share. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. Any rent paid by Sublessee to Sublessor shall be used exclusively to pay rent to Master Lessor.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof the sum of twenty-eight thousand, two hundred seventy six dollars ($28,276.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount herein above stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder. said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.   USE.

6.1 Use. The Premises shall be used and occupied only for general office business and assembly and test and for no other purpose.

6.2  Compliance with Law.

          (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code, regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty his been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within one year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

          (b) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit

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     the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

6.3 Condition of Premises. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.   MASTER LEASE.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit A, dated February 16, 1998 wherein Spieker -- French #86, Limited Partnership is the lessor hereinafter referred to as the "Master Lessor".

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: none.

7.5 The obligations that Sublessee has assumed under Paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or

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     demands arising out of Sublessor's failure to comply with or perform
     Sublessor's Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8.   ASSIGNMENT OF SUBLEASE AND DEFAULT.

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject, however, to the terms of paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance or Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor, then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease.

     Master Lessor shall not, by reason of this assignment of the Sublease or by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.   CONSENT OF MASTER LESSOR.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten (10) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within ten (10) days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

9.3  In the event that Master Lessor does give such consent then:

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          (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

          (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provision of the Master Lease.

          (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

          (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

          (e) Master Lessor may consent to subsequent subletting and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

          (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Sublessee, at its option and without being obligated to do so, may require attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten (10) days after service of such notice of default on Sublessee. If such default is cured by Sublessee than Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in such action, shall be entitled to its reasonable attorney's fees and costs to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder

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SUBLESSOR

Executed at San Jose                   _______________________________

on 3/12/99                              By ___________________________

Address 3101 North 1st St.              By /s/ T.J. Thomas
                                           Hyundai Electronics America
San Jose, CA


SUBLESSEE

Executed at Santa Clara, CA 95054      _______________________________

on March 19, 1999                       By /s/ Dennis McKenna

Address 3151 Coronado Drive             By /s/ Tony Lin
                                                ChipPAC, Inc.
Santa Clara, CA 95054


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